Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Landstar System, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-190411, No. 333-68454, No. 333-68452, and No. 333-175890) on Form S-8 of Landstar System, Inc. of our reports dated February 23, 2018, with respect to the consolidated balance sheets of Landstar System, Inc. and subsidiary as of December 30, 2017 and December 31, 2016, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the fiscal years ended December 30, 2017, December 31, 2016, and December 26, 2015 and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 30, 2017, which reports appear in the December 30, 2017 annual report on Form 10-K of Landstar System, Inc.

/s/ KPMG LLP

Jacksonville, Florida

February 23, 2018

Certified Public Accountants